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                                                                EXHIBIT 10.43

[LOGO]
BURKE INDUSTRIES

February 4, 2000

Theodore M. Clark
177 Oak Meadow Road
Sierra Madre, CA 91024

Dear Ted:

This will confirm certain amendments to your Employment Agreement (the "Agreement"), which was made and entered into as of September 16, 1999. The purpose of these amendments, which it is agreed shall be effective retroactively as of November 1, 1999, is to reflect the accelerated pace of the transition pursuant to which you became President of Burke. Any capitalized term used herein shall have the meaning assigned to such term in the Agreement.

In Section 1 of the Agreement, the date "November 1, 1999" shall be substituted for the date "January 1, 2000" and the date "October 31, 2001" shall be substituted for the date "December 31, 2000."

In Section 2 of the Agreement, the first sentence shall be deleted and the following substituted therefor: "Clark shall be employed as the President of Burke effective as of November 1, 1999, and, in addition, shall assume the duties of Chief Executive Officer of Burke effective February 1, 2000."

In Section 4 of the Agreement, the date "November 1, 1999" shall be substituted for the date "January 1, 2000."

In Section 10.C. of the Agreement, the date "October 31, 2001" shall be substituted for the date "December 31, 2001."

Please acknowledge your acceptance of these amendments by signing both copies of this letter where indicated below, and returning one signed copy to me. The duplicate signed copy should be retained for your records.

Your truly,                                 Accepted and Agreed:

/s/ George A. Sawyer                        /s/ Theodore M. Clark
----------------------------------          ------------------------------
George A. Sawyer                            Theodore M. Clark
Chairman of the Board

13767 Freeway Drive, Santa Fe Springs, California 90670 - (562) 926-6556
(800) 221-0923 Fax: (562) 926-3710